Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-69042, 333-93093, 333-102718, and 333-139236) of A. Schulman, Inc. of our report dated December 4, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of ICO, Inc., which appears in this Current Report on Form 8-K of A. Schulman, Inc. dated April 30, 2010.
Houston, Texas
April 30, 2010